UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On October 15, 2012, Nuance Communications, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), to sell to the Initial Purchasers $350 million aggregate principal amount of its 5.375% Senior Notes due 2020 (the “Notes”). The Notes will be sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act . The sale of the Notes is expected to close on October 22, 2012, subject to the satisfaction of customary closing conditions. The Notes will be issued pursuant to that certain Indenture, dated as of August 14, 2012 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, and will have identical terms to, and be treated as a single class for all purposes with, the Company’s $700 million aggregate principal amount of 5.375% Senior Notes due 2020 already outstanding. The Company estimates that the net proceeds from the issuance of the Notes will be approximately $353.3 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing descriptions of the Notes and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Notes and the Purchase Agreement.

ITEM 8.01	Other Events

On October 15, 2012, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated October 15, 2012, by and among Nuance Communications, Inc., the guarantors party thereto and Morgan Stanley & Co. LLC.

99.1	Press release of Nuance Communications, Inc. dated October 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: October 16, 2012	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase Agreement, dated October 15, 2012, by and among Nuance Communications, Inc., the guarantors party thereto and Morgan Stanley & Co. LLC.

99.1	Press release of Nuance Communications, Inc. dated October 15, 2012.